UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2010

WILHELMINA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28536	74-2781950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1400, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 661-7488

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2010, Wilhelmina International, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “Twelfth Amendment”) to that certain Rights Agreement dated as of July 10, 2006, as amended, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as rights agent (the “Rights Agreement”).  The Twelfth Amendment, among other things, (i) amends the definition of Acquiring Person (as defined in the Rights Agreement) to provide that none of Dieter Esch, Lorex Investments AG (“Lorex”), Brad Krassner or Krassner Family Investments Limited Partnership (“Krassner L.P.”) shall be deemed to be an Acquiring Person solely by virtue of purchases by each of Lorex and Krassner L.P. of up to 500,000 shares of the Company’s common stock in the aggregate, in each case, during the period commencing on December 8, 2010 and ending on November 30, 2011 (“Permitted Purchases”), (ii) amends the definition of Triggering Event (as defined in the Rights Agreement) to provide that no Triggering Event shall result solely by virtue of any Permitted Purchases, (iii) provides that a Distribution Date (as defined in the Rights Agreement) shall not be deemed to have occurred solely by virtue of any Permitted Purchases and (iv) provides that, effective as of the date of the Twelfth Amendment, no Permitted Purchases shall be deemed to be events that cause the Rights (as defined in the Rights Agreement) to become exercisable.  The Twelfth Amendment also provides for certain other conforming and technical amendments to the terms and provisions of the Rights Agreement.

The foregoing description of the Twelfth Amendment does not purport to be complete, and is qualified in its entirety by reference to the full text of the Twelfth Amendment, which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On December 7, 2010, the Company and Dieter Esch entered into an amendment (the “Note Amendment”) to that certain Promissory Note, dated December 31, 2009, issued by the Company to Dieter Esch (the “Promissory Note”).  Under the Note Amendment, (1) the maturity date of the Promissory Note has been extended to June 30, 2011 (from December 31, 2010), (2) commencing January 1, 2011, the interest rate on outstanding principal under the Promissory Note will be increased to 9.0% per annum (from a weighted average rate approximating 3.83% as of the date hereof) and (3) installment payments of remaining principal under the Promissory Note will be paid as follows: (a) $400,000 on December 31, 2010, (b) $400,000 on  March 31, 2011 and (c) $200,000 on June 30, 2011.  A principal balance of $1,000,000 remains outstanding under the Promissory Note as of the date hereof.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 with respect to the Twelfth Amendment is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

4.1	Twelfth Amendment to Rights Agreement dated December 8, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

10.1	Amendment to Promissory Note dated December 7, 2010 between Wilhelmina International, Inc. and Dieter Esch.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 9, 2010	WILHELMINA INTERNATIONAL, INC.

	By:	/s/ John P. Murray
		Name:	John P. Murray
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Twelfth Amendment to Rights Agreement dated December 8, 2010 by and between Wilhelmina International, Inc. and The Bank of New York Mellon Trust Company.

10.1	Amendment to Promissory Note dated December 7, 2010 between Wilhelmina International, Inc. and Dieter Esch.